                                                                   Exhibit 10.44

                  EMPLOYMENT AGREEMENT (this "Agreement"), dated as of April 26, 2000, between Bio-Plexus, Inc., a Connecticut corporation having its principal offices at 129 Reservoir Road, Vernon, Connecticut 06066 (the "Company"), and John S. Metz, an individual residing at 3880 Downing Lane, Atlanta, Georgia 30319 ("Employee").

                                    PREAMBLE

                  WHEREAS, the Company desires to employ Employee as President and Chief Executive Officer of the Company; and

                  WHEREAS, the Company and Employee desire to set forth in writing the terms and conditions of such employment.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt whereof is hereby acknowledged, the parties agree as follows:

         1. Definitions. Unless otherwise defined herein, the following terms shall have the following respective meanings:

         "Annual Plan" means the Company's annual business plan approved by the Company's Board of Directors and which shall contain agreed upon performance targets for payment of Employee's bonus as provided in Section 3.2 and for the award of Performance Options pursuant to Section 3.3(b).

         "Appaloosa Agreement" means that certain Convertible Note Purchase Agreement, as may be amended or supplemented from time to time, to be entered into among the Company, Appaloosa Management L.P. ("Appaloosa"), as Collateral Agent, and one or more entities affiliated with Appaloosa.

         "Appaloosa Notes" means the zero coupon secured convertible notes of the Company with a face value of $16.75 million issued to one or more entities affiliated with Appaloosa.

         "Benefit" means those benefits set forth in Section 3.4(a), (b), (d) and (e) hereof.

         "Cause" means (i) any felony conviction or admission of guilt, (ii) any breach or nonobservance by Employee of any material covenant set forth herein,
(iii) any willful, intentional or deliberate disobedience or neglect by Employee of the lawful and reasonable orders or directions of the Board of Directors of the Company; provided that the Board of Directors of the Company has given Employee written notice of such disobedience or neglect and Employee has failed to cure such disobedience or neglect within a period reasonable under the circumstances, or (iv) any willful or deliberate misconduct by employee that is materially injurious to the Company.

         "Change in Control" means (i) any consolidation or merger involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the shares of Common Stock immediately before such merger or consolidation; (ii) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets representing over 50% of the operating revenue of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not on the Commencement Date, a "controlling person" (as defined in Rule 405 under the Securities Act of 1933, as amended) (a "Controlling Person") of the Company who becomes (x) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of over 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person of the Company. Notwithstanding the foregoing, the Company and Employee acknowledge and agree that a "Change in Control" shall not include any transaction between the Company and Appaloosa Management L.P. and its affiliates and related funds.

         "Common Stock" means the common stock of the Company, without par value.

         "Diminution in Responsibility" means a material diminution in Employee's duties or responsibilities (it being understood that removal of Employee from the Company's Board of Directors (other than for cause or in the case of a Change in Control) shall constitute a diminution in Employee's duties or responsibilities) or the assignment to Employee of duties which are materially inconsistent with his duties as President and Chief Executive Officer of the Company or which materially impair Employee's ability to function in his position; provided, however, that no Diminution in Responsibility shall be deemed to have occurred solely as a result of the consummation by the Company of a strategic corporate alliance, partnership or joint venture (in whatever form) pursuant to which any substantial portion of the Company's marketing and sales activities, or research and development activities, or manufacturing activities come under the control of another company (and its affiliates) or any entity unaffiliated with the Company on the Commencement Date.

         "Long-Term Incentive Plan" means the Company's 1991 Long-Term Incentive Plan, as amended.

         "Permanent Disability" means Employee's inability to substantially perform his duties and responsibilities hereunder by reason of any physical or mental incapacity for a period of 180 consecutive days, or two or more periods of 90 consecutive days each in any 360-day period.

         2.       Employment.

         (a) Subject to the terms and conditions of this Agreement, Employee is hereby employed by the Company to serve as its President and Chief Executive Officer. Employee accepts such employment, and agrees to discharge all of the duties normally associated with said positions, to faithfully and to the best of his abilities perform such other services consistent with his position as a senior executive officer as may from time to time be assigned to him by the Board of Directors of the Company, and to devote all of his business time, skill and attention to such services. Employee shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Company, subject always to the policies set by the Board of Directors of the Company. Employee shall have full authority to take all actions necessary for the day-to-day operation of the Company, to formulate corporate policy, and to administer corporate business in all respects. The authority of Employee includes the power to employ and discharge corporate personnel (subject to any restrictions on such actions to which the Company is subject by way of contract, agreement or otherwise), except for members of the Board of Directors of the Company, and to engage consultants on behalf of the Company.

         (b) Notwithstanding the terms of subsection (a) above, Employee may serve on the boards of directors of other companies, and in civic, cultural, philanthropic and professional organizations, so long as such service does not detract from the performance of Employee's duties hereunder. At all times during which Employee remains President and Chief Executive Officer of the Company, Employee shall serve as a member of the Company's Board of Directors and, at the request of the Company's Board of Directors, as an officer or director of any Company affiliate, in each case without additional remuneration therefor.

         3.       Compensation and Benefits.

         3.1 Base Salary. During the term of Employee's employment hereunder, the Company shall pay Employee a salary at the annual rate of $250,000 or such greater amount as the Company's Board of Directors may from time to time establish pursuant to the terms hereof (the "Base Salary"). Such Base Salary shall be reviewed annually and may be increased, but not decreased, by the Board of Directors in its sole discretion. The Base Salary shall be payable in accordance with the Company's customary payroll practices for its senior management personnel.

         3.2      Bonus.

         (a) For each fiscal year of the Company ending during the Employment Term (as hereinafter defined), Employee shall receive a cash bonus (the "Base Bonus") in an amount equal to:

                  (i) once the Company satisfies the financial covenants to be established pursuant to Section 6.15 of the Appaloosa Agreement (the "Financial Covenants"), 50% of the Base Salary; and

                  (ii) once the Company achieves certain specified target performance levels (the "Target Performance Levels") set forth in the Annual Plan, 60% of the Base Salary (it being acknowledged and agreed that the sum of subparagraphs (i) and (ii) of this Section 3.2 shall not exceed 60% of the Base Salary in the aggregate); provided, however, that if the Company fails to establish Target Performance Levels, Employee shall be entitled to a cash bonus equal to 60% of Base Salary if the Company satisfies the Financial Covenants applicable to such fiscal year.

Notwithstanding the foregoing, even if the Company fails to achieve the Target Performance Levels or to satisfy the Financial Covenants in any fiscal year, the Board of Directors of the Company (which shall include the affirmative vote of the Purchasers Designees (as such term is defined in the Appaloosa Agreement)) may award Employee a cash bonus in an amount to be determined by the Company's Board of Directors in its sole discretion. If Employee meets or exceeds certain additional performance goals beyond the Target Performance Levels (or, in the absence of specified Target Performance Levels, the Financial Covenants) (the "Superior Performance Levels"), Employee shall be entitled to receive an additional cash bonus equal to up to an additional 40% of the Base Salary (the "Extra Bonus"). The sum of the Base Bonus and the Extra Bonus for any fiscal year shall not exceed 100% of the Base Salary.

         (b) Upon payment in full of the Appaloosa Notes, the Company and Employee agree to negotiate in good faith to revise the terms of this Section
3.2 in order to establish a new mechanism for determining Employee's eligibility for a cash bonus.

         (c) Notwithstanding subsections (b) and (c) of this Section 3.2, so long as Employee has been continuously employed by the Company from the Commencement Date through December 31, 2000, the Company shall pay to Employee a guaranteed minimum cash bonus of $75,000 for fiscal year 2000, regardless of whether or not Employee meets or exceeds the Target Performance Levels and/or the Superior Performance Levels. Collectively, the Base Bonus and the Extra Bonus are referred to herein as the "Bonus".

         3.3 Stock Options. (a) Upon receipt of stockholder approval of an amendment to the Long Term Incentive Plan increasing the number of shares of the Company's Common Stock subject to the Long Term Incentive Plan (the "Stockholder Approval"), the Company will issue to Employee a Non-Qualified Stock Option under the Long Term Incentive Plan to purchase up to 700,000 shares of Common Stock (the

"Initial Options"). The stock option agreement pursuant to which the Initial Options are granted will provide that the Initial Options vest in accordance with the following schedule and shall contain such other terms and conditions as are reasonable and customary:

    Number of Years That Have Expired     Number of Options Available for
       Since the Commencement Date                    Exercise
                    1                                 233,333

                    2                                 233,333

                    3                                 233,334

The exercise price for the Initial Options shall be determined on a date following Stockholder Approval and the Commencement Date (as hereinafter defined) (but no later than thirty (30) days following the date of Stockholder Approval) mutually agreed upon by the Board of Directors and Employee and shall be equal to the closing price of a share of Common Stock as reported on The NASDAQ SmallCap Stock Market (or such other stock market or automated quotation system on which the Common Stock is then trading or quoted) on such date.

         (b) In addition to (i) the Initial Options and (ii) any Bonus to which Employee may be entitled pursuant to Section 3.2, the Company will grant to Employee up to fifty thousand (50,000) Incentive Stock Options (the "Performance Options") per fiscal year pursuant to the Long Term Incentive Plan if the Company exceeds certain agreed upon performance goals set forth in the Annual Plan. If there is no Annual Plan, or if there are no Target Performance Levels set forth in the Annual Plan, Employee shall be entitled to that number of Performance Options determined by the Company's Board of Directors if the Company achieves or surpasses the Financial Covenants applicable to such fiscal year. In the absence of (i) an Annual Plan (or in the absence of Target Performance Levels in such Annual Plan) for fiscal year 2000 and (ii) Financial Covenants for such fiscal year, Employee shall be entitled to that number of Performance Options determined by the Company's Board of Directors if the Company achieves or surpasses all of the projections set forth in Quarterly Budgets (as such term is defined in the Appaloosa Agreement) required to be prepared by the Company by Section 6.32 of the Appaloosa Agreement. The Performance Options will be granted over a four-year period and the aggregate number of Performance Options to be granted by the Company to Employee during such four year period shall not exceed two hundred thousand (200,000). The agreement(s) pursuant to which the Performance Options are granted will contain such terms and conditions as established by the Board of Directors (or a committee thereof), will provide that the Performance Options will vest ratably over a three year period (e.g. each time Performance Options are granted such options will vest over three years from the date of such grant), and will provide that the exercise price of the Performance Options will be equal to the closing price of a share of Common Stock as reported on The NASDAQ SmallCap Stock Market (or such other stock market or automated quotation system on which the Common Stock is then trading or quoted) on the date of grant of such options.

         (c) Notwithstanding anything to the contrary, the stock option agreements pursuant to which the Initial Options and the Performance Options, if any, are issued shall provide, among other things, that upon Employee's death any of such options which are exercisable by Employee at the time of his death may be exercised by Employee's estate or successor for a one (1) year period following Employee's death.

         3.4      Benefits.

         (a) Benefit Plans. During the Employment Term, Employee may participate, on the same basis and subject to the same qualifications as other personnel of the Company, in any benefit plans and policies of the Company in effect or that will be developed over time; provided, however, that the Company shall pay to or on behalf of Employee up to $6,000 per annum which funds shall be used to pay the premiums for healthcare and dental coverage for Employee and his family under any healthcare and/or dental benefit plans of the Kimberly-Clark Corporation (or any successor thereto) selected by Employee; provided, further, that so long as the Company is paying the foregoing amounts to Employee, Employee shall not be entitled to coverage under the Company's healthcare and dental benefit plans.

         (b) Reimbursement of Expenses. During the Employment Term, Company shall pay or promptly reimburse Employee, upon submission of proper invoices in accordance with the Company's normal procedures, for all reasonable out-of-pocket business, entertainment and travel expenses incurred by Employee in the performance of his duties hereunder.

         (c) Relocation Expenses. Upon the execution of this Agreement, the Company shall pay to Employee fifty thousand dollars ($50,000) (the "Relocation Bonus") (calculated on an after-tax basis) to cover Employee's expenses relating to Employee's relocation to the Hartford, Connecticut area. If Employee (i) voluntarily terminates his employment during the first twelve (12) months of the Employment Term or (ii) is terminated by the Company for Cause during the first twelve (12) months of the Employment Term, Employee shall repay the Relocation Bonus to the Company within ten (10) business days of such termination.

         (d) Vacation. During the Employment Term, Employee shall be entitled to four weeks of vacation per year.

         (e) Withholding. The Company shall be entitled to withhold from amounts payable or benefits accorded to Employee under this Agreement all federal, state and local income, employment and other taxes, as and in such amounts as may be required by applicable law.

         4.       Employment Term.

         The term of this Agreement (the "Employment Term") shall commence on or before May 29, 2000 on the day Employee actually commences to perform his duties on a full-time basis on behalf of the Company (the "Commencement Date") and shall end on the close of business on the third anniversary of the Commencement Date. Upon the mutual agreement of the Company and Employee, the Employment Term may be extended for successive twelve month periods. Employee's employment hereunder shall be coterminous with the Employment Term, unless sooner terminated as provided in Section 5.

         5.       Termination; Severance Benefits.

         5.1 Generally. Either the Board of Directors of the Company or Employee may terminate Employee's employment hereunder, for any reason, at any time prior to the expiration of the Employment Term, upon sixty (60) days prior written notice to the other party. If termination is by the Company for Cause in accordance with clause (i), (ii) or (iv) of the definition of Cause in Section 1 hereof, then no notice shall be required. If termination is by the Company for Cause in accordance with clause (iii) of the definition of Cause in Section 1 hereof, then such notice shall be given as provided in such clause. Upon termination of Employee's employment hereunder for any reason, Employee shall be deemed simultaneously to have resigned as a member of the Board of Directors of the Company and from any other position or office he may at the time hold with the Company or any of its affiliates.

         5.2 Termination by Employee. (a) No Reason. If prior to the expiration of the Employment Term, Employee voluntarily resigns from his employment other than for Cause, Employee shall (i) be entitled only to that portion of Base Salary accrued through the date of termination of employment hereunder (the "Accrued Salary"), (ii) receive no further Base Salary or Bonus hereunder and (iii) cease to be covered under or be permitted to participate in or receive any of the Benefits. In addition, except as otherwise provided for herein or in the Long Term Incentive Plan or in the agreement pursuant to which such options are granted, the Initial Options and, if applicable, the Performance Options, shall automatically cease to vest and the exerciseability of any of such options which have vested prior to the termination of Employee's employment shall be governed by the agreement(s) pursuant to which such options are granted.

         (b) Diminution in Responsibility. If, prior to the expiration of the Employment Term, Employee terminates his employment hereunder due to a Diminution in Responsibility, Employee shall be entitled to (i) the Accrued Salary, (ii) salary continuation for eighteen (18) months at Employee's Base Salary as in effect as of the termination date and (iii) cease to be covered under or be permitted to participate in or receive any of the Benefits. In addition, a pro-rata portion (based on the number of days which have elapsed in the Employment Term) of all of the Initial Options and Performance Options previously granted shall immediately become fully vested.

         5.3      Termination by the Company.

         (a) Without Cause. If, prior to the expiration of the Employment Term, the Company terminates Employee's employment hereunder without Cause, Employee shall be entitled to (i) the Accrued Salary and (ii) salary continuation for eighteen (18) months at Employee's Base Salary as in effect as of the termination date. In addition, a pro-rata portion (based on the number of days which have elapsed in the Employment Term) of all of the Initial Options and any Performance Options previously granted shall immediately become fully vested. Notwithstanding the foregoing, if Employee's employment is terminated pursuant to this section during the first six months of the Employment Term and subsequent to such termination Employee secures new employment in a Competitive Business (as hereinafter defined), Employee shall so notify the Company and the Company's obligation to make salary continuation payments to Employee as provided in this Section 5.2(a)(ii) shall cease as of the date of receipt of such notice and the Restrictive Covenants (as hereinafter defined) provided for in Section 7 shall automatically be of no further force or effect with respect to Employee. The provisions of the foregoing sentence shall have no effect on any other rights or obligations of the Company or Employee provided for herein.

         (b) For Cause. If, prior to the expiration of the Employment Term, the Company terminates Employee's employment hereunder for Cause, Employee shall
(i) receive no further Base Salary or Bonus hereunder and (ii) cease to be covered under or be permitted to participate in or receive any of the Benefits. In addition, except as otherwise provided for herein or in the Long Term Incentive Plan or in the agreement pursuant to which such options are granted, the Initial Options and, if applicable, the Performance Options, shall automatically cease to vest and the exerciseability of any of such options which have vested prior to the termination of Employee's employment shall be governed by the agreement(s) pursuant to which such options are granted. Notwithstanding the foregoing, if Employee is terminated for Cause hereunder solely as a result of being convicted of a felony, which conviction is ultimately reversed on appeal or pardoned, Employee shall be deemed to have been terminated without Cause as of the date of such termination for Cause. In such case, Employee shall be entitled to the payments to which he would otherwise be entitled under
Section 5.3(a).

         (c) Upon Permanent Disability. If, prior to the expiration of the Employment Term, the Company terminates Employee's employment hereunder upon Employee's Permanent Disability, Employee shall be entitled to (i) the Accrued Salary and (ii) salary continuation for eighteen (18) months at Employee's Base Salary as in effect as of the termination date. In addition, a pro-rata portion (based on the number of days which have elapsed in the Employment Term) of all of the Initial Options and any

Performance Options previously granted shall immediately become fully vested. Employee shall not be entitled to any of the Benefits except to the extent provided in the benefit plans and programs of the Company in which Employee was a participant prior to his termination due to Permanent Disability.

         (d) Upon Death. If, prior to the expiration of the Employment Term, Employee dies, Employee (or Employee's estate or successors) shall (i) be entitled to the Base Salary accrued through the date of Employee's death, (ii) be entitled to any Bonus and/or Performance Options to which Employee is entitled for services provided in a prior fiscal year of the Company and which Bonus and/or Performance Options have not yet been paid and/or issued, as the case may be, prior to Employee's death and (iii) cease to be covered under or receive any of the Benefits, except as may be provided in the benefit plans and programs of the Company in which Employee was a participant prior to his death.

         (e) Change in Control. In the event of a Change in Control pursuant to which the Company, or any successor thereto, terminates Employee's employment hereunder for any reason other than Cause during the nine (9) month period following the occurrence of such Change in Control, Employee shall be entitled to (i) the Accrued Salary, and (ii) a lump sum payment equal to two (2) times his Base Salary in effect on the termination date of Employee's employment. In addition, the Initial Options and any Performance Options previously granted shall immediately become fully vested.

         6. Confidentiality. Employee agrees to execute and deliver the Company's standard form of confidentiality and inventions agreement.

         7. Non-competition. For so long as Employee is an officer, director, or employee of the Company, and for a period of time equal to (i) in the case of the termination of Employee's employment pursuant to Sections 5.2(a) or 5.3(b), six months after the date of such termination, (ii) in the case of the termination of Employee's employment pursuant to Sections 5.2(b), 5.3(a) or 5.3(c), the period of salary continuation provided for in such section and (iii) in the case of the termination of Employee's employment pursuant to Section 5.3(e), twenty four months after the date of such termination, Employee shall not, in any county and/or city in the State of Connecticut, the United States of America or any county or political subdivision in any state or country in the world, for any reason whatsoever, (A) directly or indirectly engage in a Competitive Business whether such engagement shall be as an employer, officer, director, owner, employee, partner, member or other participant; provided, however, that Employee shall not be deemed to be engaged in a Competitive Business solely by his ownership of less than 5% of any class of securities which class of securities have been registered under Section 12 of the Securities Exchange Act of 1934, as amended or (B) assist others, whether as a consultant, agent or independent contractor, in engaging in a Competitive Business; or (C) induce (whether through recruitment, solicitation of employment or otherwise) employees of the Company or any of its affiliates to terminate their employment therewith. For purposes of this Agreement, "Competitive Business" shall mean any business involving the development of, or sales and marketing of safety needles and related products.

         (a) If Employee breaches, or threatens to commit a breach of any of the provisions of this Section 7 (the "Restrictive Covenants"), the Company shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, including but not limited to the right to entry against Employee of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not continuing, of any of the Restrictive Covenants, it being acknowledged and agreed by Employee that any breach or threatened breach of any of the Restrictive Covenants would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company. The foregoing right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

         (b) Employee acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects. The Company and Employee further acknowledge and agree that if any court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, (i) the Restrictive Covenants contained herein shall be restricted to such extent as such court determines to be reasonable and (ii) that it is clearly the intent of the parties that the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portions. No provision herein shall be dependent upon the validity of any other provision. Any modification of the Restrictive Covenants, or any part thereof, by any court of competent jurisdiction shall only be effective with respect to the operation of such covenant (or part thereof) in the particular jurisdiction in which such adjudication is made.

         8.       General.

         8.1 Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Connecticut, without regard to the conflicts of law rules thereof.

         8.2 Authority. The Company hereby represents and warrants that it has all corporate authority necessary to enter into this Agreement.

         8.3 Advice of Counsel. Employee represents and warrants that he has read and understands each of the provisions of this Agreement and that he has sought and obtained the advice of legal counsel before agreeing to be bound by the terms hereof.

         8.4 Binding Effect. This Agreement shall extend to and be binding upon Employee, his legal representatives, heirs and distributees and upon the Company, its successors and assigns regardless of any change in the business structure of the Company, be it through spin-off, merger, sale of stock, sale of assets or any other transaction.

         8.5 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party without the prior written consent of the other party.

         8.6 Entire Agreement. Except for any stock option or stock award agreements between the parties, and the confidentiality and inventions agreement between the parties, this Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Agreement shall be valid unless in writing and signed by both parties.

         8.7 Waiver. The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Agreement.

         8.8 Severability. If any provision of this Agreement shall be unenforceable in any jurisdiction in accordance with its terms, the provision shall be enforceable to the fullest extent permitted in that jurisdiction and shall continue to be enforceable in accordance with its terms in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         8.9 Resolution of Disputes. Except for actions by the Company with respect to Section 7 hereof, any disputes arising under or in connection with this Agreement between Employee and the Company (or any officer, director, employee or agent of the Company) shall be resolved by confidential binding arbitration before a panel of three arbitrators, to be held in Hartford, Connecticut (or in such other location as the Company may at the time be headquartered) in accordance with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         8.10 Notices. All notices pursuant to this Agreement shall be in writing and shall be sent by prepaid certified mail, return receipt requested or by recognized air courier service addressed as follows:

         (i)      If to the Company to:

                  Bio-Plexus, Inc.
                  129 Reservoir Road
                  Vernon, Connecticut  06066

                  with a copy to:

                  Paul, Hastings, Janofsky & Walker
                  1055 Washington Boulevard
                  Stamford, Connecticut  06901
                  Attention:  Esteban A. Ferrer, Esq.

         (ii)     If to Employee to:

                  Mr. John S. Metz
                  3880 Downing Lane
                  Atlanta, Georgia  30319

                  with a copy to:

                  Gleaton, Persons, Egan & Jones
                  Promenade Two, Suite 2990
                  1230 Peachtree Street, N.E.
                  Atlanta, Georgia 30309
                  Attention: Roger E. Harris, Esq.

or to such other addresses as may hereinafter be specified by notice in writing by either of the parties, and shall be deemed given three business days after the date so mailed or sent.

         8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                       [Signature page follows this page]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


WITNESS

/s/ Carl R. Sahi                            /s/ John S. Metz
-----------------------------               -----------------------------
Name:                                       JOHN S. METZ



                                            BIO-PLEXUS, INC.
WITNESS

/s/ Cheryl Borden                           By: /s/ Richard D. Ribakove
-----------------------------               -----------------------------
Name:                                           Name:  Richard D. Ribakove
                                                Title: Chairman of the Board